Exhibit 99.2

FOR IMMEDIATE RELEASE PRESS RELEASE December 2, 2010

Angiotech Pharmaceuticals, Inc. Announces Preliminary Injunction Ruling In

Connection With Rex Medical L.P. Litigation

Vancouver, BC, December 2, 2010 – Angiotech Pharmaceuticals, Inc. (NASDAQ: ANPI; TSX: ANP) (“Angiotech” or the “Company”) today announced that the United States District Court for the Southern District of New York (the “District Court”) has rendered a Decision and Order granting the petition of Rex Medical L.P. (“Rex”) for a preliminary injunction pending the adjudication of an arbitration commenced by Rex on November 18, 2010.

The Company previously reported on November 24 that Rex had initiated the arbitration, which relates to a dispute with respect to the License, Supply, Marketing and Distribution Agreement between Angiotech US and Rex, dated March 13, 2008 (as amended, the “Agreement”), and sought preliminary injunctive relief from the District Court in aid of the arbitration. The District Court’s Decision and Order, released late in the day yesterday, enjoins Angiotech’s subsidiary, Angiotech Pharmaceuticals (US), Inc., to continue performing under the Agreement for a period of 180 days or until the arbitration is concluded. The injunction is conditioned on Rex’s posting of a security bond in the amount of $100,000 by no later than December 11, 2010. Should the required bond be posted in a timely manner, Angiotech intends to seek expedited appellate review of the District Court’s ruling. It is not possible at this time to predict the outcome of any appeal. Apart from the outcome of any appeal, the Company intends to vigorously defend against Rex’s claims in the arbitration.

“We are still hopeful that we can facilitate amicable and expedient business discussions that will lead to a resolution of this situation with our partner Rex Medical,” said Thomas Bailey, Chief Financial Officer of Angiotech. “While we may respectfully disagree with the court’s view of this situation, the more critical task at hand is completing our proposed recapitalization, which is necessary to assure the future of our company and products like Option. As we have been able to successfully collaborate with the company’s most significant and senior creditors, as well as other partners, in recent months to adjust to Angiotech’s current financial realities, we are prepared to work similarly with Rex Medical to complete a plan for our respective futures that makes sense for all parties.”

Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the remainder of 2010 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research and development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such known risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions in the United States, Canada and the other regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental legislation and regulations and changes in, or the failure to comply with, governmental legislation and regulations; availability of financial reimbursement coverage from governmental and third-party payers for products and related treatments; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities; and any other factors that may affect our performance. In addition, our business is subject to certain operating risks that may cause any results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in our business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the availability of capital to finance our activities; our ability to restructure and to service our debt obligations; and any other factors referenced in our other filings with the applicable Canadian securities regulatory authorities or the Securities and Exchange Commission (“SEC”). For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2009 filed with the SEC on Form 10-K, as amended, and our quarterly report for the 3rd quarter of 2010 filed with the SEC on Form 10-Q.

Given these uncertainties, assumptions and risk factors, investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

©2010 Angiotech Pharmaceuticals, Inc. All Rights Reserved.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP), please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:

Rick Smith

Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 221-6933

ir@angio.com